FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2010

Compliance Systems Corporation
(Exact name of registrant as specified in its charter)

Nevada	000-54007	20-4292198
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

50 Glen Street, Suite 308
Glen Cove, NY 11542	11542
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 674-4545

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 3.02	Unregistered Sales of Equity Securities.

On July 1, 2010, the registrant, Compliance Systems Corporation (the “Corporation”), sold and issued to Agile Opportunity Fund, LLC (“Agile”) a Secured Convertible Debenture (the “Agile July 2010 Debenture”) in the original principal amount of $175,000 pursuant to the Omnibus Amendment and Securities Purchase Agreement, dated as of July 1, 2010 (the “July 2010 Omnibus Amendment and Agreement”), between the Corporation and Agile. The July 2010 Omnibus Amendment and Agreement further provides that, upon the exercise of the rights granted to Agile in Section 1 thereof, the Corporation shall sell and issue to Agile a second Secured Convertible Debenture (the “Agile August 2010 Debenture,” and, collectively with the Agile July 2010 Debenture, the “Agile 2010 Debentures”) in the principal amount of $125,000.

The Agile July 2010 Debenture matures on June 30, 2011 (the “July 2010 Debenture Maturity Date”) and is to bear interest at the rate of 20% per annum. The Corporation further agreed that, in addition to the interest due under the Agile July 2010 Debenture, Agile shall be entitled to an additional payment, on the July 2010 Debenture Maturity Date (or whenever the Agile July 2010 Debenture is paid in full), such that Agile’s annualized rate of return on such principal payment shall be equal to 30%. The Corporation was required to pre-pay all interest on the Agile July 2010 Debenture accruing through September 30, 2010. Payments of interest accruing pursuant to the Agile July 2010 Debenture after September 30, 2010 shall be due and payable on a monthly basis beginning on October 31, 2010.

The Agile August 2010 Debenture matures on August 30, 2011 and is to bear interest at the rate of 20% per annum.

In connection with the sale and issuance of the Agile July 2010 Debenture, the Corporation issued to Agile 6,000,000 shares (each, an “Agile July 2010 Debenture Equity Incentive Share”) of the common stock, par value $0.001 per share (the “Common Stock”), of the Corporation.

The principal and all accrued and unpaid interest under the Agile 2010 Debentures is, at the option of Agile, convertible into shares (each, an “Agile 2010 Conversion Share”) of Common Stock at a per-share conversion price equal to the closing trading price of the Common Stock on the conversion date but in no event less than $0.001 per share.

The Corporation’s obligations under the Agile 2010 Debentures are secured by all of the assets of the Corporation.

The Corporation believes that the issuances of the Agile July 2010 Debenture and the 6,000,000 Agile July 2010 Debenture Equity Incentive Shares are, and the issuance of the Agile August 2010 Debenture and Agile 2010 Conversion Shares, if any, will be, exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by reason of the exemption from registration granted under Section 4(2) of the Securities Act due to the fact that the issuances and sales of the shares were conducted pursuant to a series of related transactions not involving any public offering.

Item 3.02	Unregistered Sales of Equity Securities.
Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)
The Corporation has failed to pay dividends on the 1.25 million outstanding shares of its Series B Senior Subordinated Convertible Voting Preferred Stock (the “Series B Preferred Stock”) that were payable on the last day of each month during the second fiscal quarter of 2010. Dividends on the Series B Preferred Stock may only be paid out of funds legally available for such purpose. Under Nevada law, generally, a corporation’s distribution to stockholders may only be made if, after giving effect to such distribution, (i) the corporation would be able to pay its debts as they become due in the usual course of action and (ii) the corporation’s total assets equal or exceed the sum of the corporation’s liabilities plus the amount that would be needed, if the corporation was to be dissolved at the time of distribution, to satisfy the preferential rights upon dissolution of stockholders whose rights are superior to those receiving the distribution. All of the outstanding shares of Series B Preferred Stock are held by Barry M. Brookstein, the Chief Financial Officer and principal stockholder of the Corporation (“Brookstein”) and Spirits Management, Inc. (“Spirits”), an entity controlled by Brookstein. Although the Corporation has been and currently is unable to pay the Series B Preferred Stock dividends when due, the dividends have been and are continuing to be accrued until such time as the monthly dividends can lawfully be paid under Nevada law. For the second fiscal quarter of 2010, the amount of dividends not paid on the Series B Preferred Stock totaled $37,500, consisting of $15,000 due Brookstein and $22,500 due Spirits. To compensate the holders of the outstanding Series B Preferred Stock for the failure to pay dividends when due, on June 30, 2010, the Corporation granted such holders five-year warrants (each, a “Dividend Accrual Warrant”) to purchase shares (each, a “Dividend Accrual Warrant Share”) of Common Stock at $0.01 per Dividend Accrual Warrant Share, at the rate of 100 Deferred Accrual Warrants for every $1 of dividend accrued during the fiscal quarter. Accordingly, the Corporation granted 1,500,000 Dividend Accrual Warrants to Brookstein and 2,250,000 Dividend Accrual Warrants to Spirits. The Corporation believes the grants of these Dividend Accrual Warrants were exempt from the registration requirements of the Securities Act, by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the grants were conducted pursuant to transactions not involving any public offering.

(b)
The Corporation has been deferring a portion of the salaries of Dean R. Garfinkel, the President of the Corporation (“Garfinkel”), and Brookstein, its principal executive officers. The Corporation determined that it is necessary to continue to defer a portion of these executive officers’ salaries through the third fiscal quarter of 2010. The executive officers agreed to defer their salaries as follows: Garfinkel agreed to defer $45,000 of $60,000 of his salary and Brookstein agreed to defer all of his salary. The deferral agreements of Garfinkel and Brookstein were subject to their each receiving five-year warrants (each, a “Third Quarter 2010 Deferred Salary Warrant”) to purchase shares (each, a “Third Quarter 2010 Deferred Salary Warrant Share”) of Common Stock at $0.01 per Third Quarter 2010 Deferred Salary Warrant Share, at the rate of 100 Third Quarter 2010 Deferred Salary Warrants for every $1 of salary deferred. Accordingly, the corporation granted Garfinkel 4.5 million Third Quarter 2010 Deferred Salary Warrants and granted Brookstein 6 million Third Quarter 2010 Deferred Salary Warrants. The Third Quarter 2010 Deferred Salary Warrants were granted on July 7, 2010. The Corporation believes the grants of the Third Quarter 2010 Deferred Salary Warrants were exempt from the registration requirements of the Securities Act, by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the grants were conducted pursuant to transactions not involving any public offering.

(c)
The Corporation has failed to pay interest due on the promissory notes payable to Brookstein, Henry A. Ponzio (“Ponzio”) and Nascap Corp (“Nascap”). The Corporation anticipates that it will be necessary to continue to fail to timely pay interest on these promissory notes through the three months ending September 30, 2010. The amount of interest that will become payable on the promissory notes for such three month period of 2010 will total $19,500; with $2,250 due to Brookstein, $6,750 due to Ponzio and $10,500 due to Nascap. Brookstein, Ponzio and Nascap each agreed to such non-payments, subject to their each receiving five-year warrants (each, a “Third Quarter 2010 Deferred Interest Warrant”) to purchase an aggregate of 1.95 million shares (each, a “Third Quarter 2010 Deferred Interest Warrant Share”) of Common Stock at $0.01 per Third Quarter 2010 Deferred Interest Warrant Share. The Third Quarter 2010 Deferred Interest Warrants were granted on July 7, 2010; with 225,000 Third Quarter 2010 Deferred Interest Warrants granted to Brookstein, 675,000 Third Quarter 2010 Deferred Interest Warrants granted to Ponzio and 1.05 million Third Quarter 2010 Deferred Interest Warrants granted to Nascap. The Corporation believes the grants of the Third Quarter 2010 Deferred Interest Warrants were exempt from the registration requirements of the Securities Act, by reason of the exemption from registration granted under Section 4(2) of the Securities Act, due to the fact that the grants were conducted pursuant to transactions not involving any public offering.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit
Number	Exhibit Description
10.1
Omnibus Amendment and Securities Purchase Agreement, dated as of July 1, 2010, among Compliance Systems Corporation, Execuserve Corp., Call Compliance, Inc., Spirits Management Inc., Barry Brookstein, Dean Garfinkel and Agile Opportunity Fund, LLC.

10.2	Secured Convertible Debenture of Compliance Systems Corporation, dated July 1, 2010, in the principal amount of $175,000 and payable to Agile Opportunity Fund, LLC.
10.3	Warrant Certificate of Compliance Systems Corporation, dated June 30, 2010, evidencing 1,500,000 common stock purchase warrants registered in the name of Barry M. Brookstein.
10.4	Warrant Certificate of Compliance Systems Corporation, dated June 30, 2010, evidencing 2,250,000 common stock purchase warrants registered in the name of Spirits Management, Inc.
10.5	Warrant Certificate of Compliance Systems Corporation, dated July 7, 2010, evidencing 6 million common stock purchase warrants registered in the name of Barry M. Brookstein.
10.6	Warrant Certificate of Compliance Systems Corporation, dated July 7, 2010, evidencing 4.5 million common stock purchase warrants registered in the name of Dean R. Garfinkel.
10.7	Warrant Certificate of Compliance Systems Corporation, dated July 7, 2010, evidencing 225,000 common stock purchase warrants registered in the name of Barry M. Brookstein.
10.8	Warrant Certificate of Compliance Systems Corporation, dated July 7, 2010, evidencing 675,000 common stock purchase warrants registered in the name of Henry A. Ponzio.
10.9	Warrant Certificate of Compliance Systems Corporation, dated July 7, 2010, evidencing 1.05 million common stock purchase warrants registered in the name of Nascap Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 9, 2010	Compliance Systems Corporation

	By:	/s/ Dean R. Garfinkel
Dean R. Garfinkel, President